  As filed with the Securities and Exchange Commission on December 31, 1998
                                                     Registration No. 333-______

                      =====================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                            PARADIGM GEOPHYSICAL LTD.
             (Exact name of registrant as specified in its charter)

         ISRAEL                                                        NOT APPLICABLE
(State or other jurisdiction of incorporation                 (I.R.S. Employer Identification Number)
or organization)

                                 MERKAZIM HOUSE
                                32 MASKIT STREET
                                   P.O.B. 2061
                                HERZLIA B, ISRAEL
                                 972-9-970-9300

   (Address, including zip code, of registrant's principal executive offices)

                                KEY EMPLOYEE PLAN
                           MAY 1994 STOCK OPTION PLAN
                         1994 GENERAL STOCK OPTION PLAN
             1997 STOCK OPTION PLAN FOR QUALIFYING ISRAEL EMPLOYEES
                        1997 EXECUTIVE STOCK OPTION PLAN
                    1997 STOCK OPTION PLAN FOR U.S. EMPLOYEES

                           (FULL TITLES OF THE PLANS)

                                  ------------

                           PARADIGM GEOPHYSICAL CORP.
                                 2401 PORTSMOUTH
                              HOUSTON, TEXAS 77098
                                  713-630-3800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

      Copies of all communications, including all communications sent to the agent for service, should be sent to:


ANDREW C. FREEDMAN, ESQ. AND                       DAVID EFRATI, ADV. AND
  RICHARD H. GILDEN, ESQ.                            IAN ROSTOWSKY, ADV.
FULBRIGHT & JAWORSKI L.L.P.                          EFRATI GALILI & CO.
      666 FIFTH AVENUE                               6 WISSOTSKY STREET
  NEW YORK, NEW YORK 10103                         TEL AVIV, ISRAEL 62338
       (212) 318-3000                                011-972-3-605-1010
 FACSIMILE: (212) 752-5958                      FACSIMILE: 011-972-3-604-0111

                                  ------------

                      =====================================

                         CALCULATION OF REGISTRATION FEE

                                                                                             PROPOSED
                                                                                              MAXIMUM          AMOUNT OF
                                               AMOUNT TO BE       PROPOSED MAXIMUM           AGGREGATE        REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)  OFFERING PRICE PER SHARE    OFFERING PRICE          FEE
    ------------------------------------      --------------  ------------------------    --------------      ------------
ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE REPRESENTED BY OPTIONS GRANTED              63,336
PURSUANT TO THE KEY EMPLOYEE PLAN ..........      SHARES              $0.59(2)               $37,368             $10.39

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE MAY 1994 STOCK OPTION            114,678
PLAN........................................      SHARES              $2.50(3)               $286,695            $79.62

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE MAY 1994 STOCK OPTION            111,506
PLAN........................................      SHARES              $4.00(3)               $446,024            $124.00

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE 1994 GENERAL STOCK OPTION         60,176
PLAN........................................      SHARES              $7.00(4)               $421,232            $117.10

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE 1997 STOCK OPTION PLAN FOR       558,486
QUALIFIYING ISRAEL EMPLOYEES................      SHARES              $7.00(5)               $3,909,402          $1,086.81

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE 1997 EXECUTIVE STOCK             418,934
OPTION PLAN.................................      SHARES              $7.00(6)               $2,932,538          $815.25

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE 1997 EXECUTIVE STOCK
OPTION PLAN.................................      30,000              $9.00(6)               $270,000            $75.06

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS GRANTED
PURSUANT TO THE 1997 STOCK OPTION PLAN FOR       235,500
U.S. EMPLOYEES..............................      SHARES              $7.00(7)               $1,648,500          $458.28

ORDINARY SHARES, NIS 0.5 PAR VALUE PER
SHARE, REPRESENTED BY OPTIONS RESERVED FOR
ISSUANCE UNDER THE 1997 STOCK OPTION PLAN
FOR QUALIFYING ISRAEL EMPLOYEES, THE 1997
EXECUTIVE STOCK OPTION PLAN, AND THE 1997        707,384
STOCK OPTION PLAN FOR U.S. EMPLOYEES........      SHARES             $4.625(8)               $3,271,651.00       $909.52

TOTAL MAXIMUM OFFERING AND                      2,300,000               N/A                  $13,223,410.00      $3,676.11
REGISTRATION FEE............................      SHARES



(1) An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the Key Employee Plan, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan and the 1997 Stock Option Plan for U.S. Employees.

(2) Represents the price at which options may be exercised under the Key Employee Plan.

(3) Represents the price at which certain options may be exercised under the May 1994 Stock Option Plan.

(4) Represents the price at which options may be exercised under the 1994 General Stock Option Plan.

(5) Represents the price at which options may be exercised under the 1997 Stock Option Plan for Qualifying Israel Employees.

(6) Represents the price at which options may be exercised under the 1997 Executive Stock Option Plan.

(7) Represents the price at which options may be exercised under the 1997 Stock Option Plan for U.S. Employees.

(8) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the average of the high and low prices of Paradigm Geophysical Ltd. Ordinary Shares as reported on the Nasdaq National Market on December 25, 1998.

                                     PART I

         The document(s) containing the information called for in Part I of Form S-8 will be sent or given to employees awarded options under the Key Employee Plan, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan, and the 1997 Stock Option Plan for U.S. Employees (collectively referred to as the "Plans"), adopted by Paradigm Geophysical Ltd. (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (i) The Company's prospectus dated June 10, 1998, as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933.

         (ii) The description of the Company's Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 0-29538) as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, on November 24, 1997 and as may be further amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

         (iii) The Company's Report of Foreign Private Issuers on Form 6-K dated August 3, 1998 and October 28, 1998 and each Form 6-K subsequently submitted to the Commission, in which the Company specifically indicates that such Form 6-K is incorporated by reference into this Form.

         In addition to the foregoing, all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM     4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares being offered hereby and certain other legal matters in connection with the offering of such securities will be passed upon for the Company by Efrati Galili & Co., Tel Aviv, Israel, Israeli counsel to the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 96 of the Companies Ordinance (New Version),1983, as amended (the "Companies Ordinance") permits a company's Articles of Association to provide that (i) the company may insure a director or officer for the breach of his duty of care or fiduciary duty to the extent he acted in good faith and had a reasonable basis to believe that the act would not prejudice the company as well as for monetary liabilities charged against him as a result of an act or omission he committed in connection with his serving as an officer or director of the company; and (ii) the company may indemnify an officer or director in connection with his service as officer or director, for monetary liability incurred pursuant to a judgment including a settlement or arbitration decision approved by a court, in an action brought against him by a third party as well as for reasonably legal expenses incurred in an action brought against him by or on behalf of the company or others, or as a result of a criminal charge of which he was acquitted.

         (1) Article 108 of the Registrant's Amended Articles of Association provides:

         Subject to the provisions of the Companies Ordinance, the Company may:

         (a) enter into a contract for the insurance of the liability, in whole or in part, of any of its officers with respect to any of the following:

                  1. a breach of duty of care to the Company or to any other person;

                  2. a breach of fiduciary duty to the Company, provided that the officer has acted in good faith and had reasonable grounds to assume that the act would not harm the good of the Company;

                  3. a financial liability which shall be imposed on such officer in favor of any other person, in respect of an act performed by him by virtue of his being an Officer of the Company;

         (b) indemnify an officer of the Company with respect to any of the following;

                  1. a financial liability imposed on him in favor of any other person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court, in respect of an act performed by him by virtue of his being an officer of the Company;

                  2. reasonable litigation expenses, including lawyer's fees and expenses, expended by an officer or which were imposed on an officer by a court in proceedings filed against him by the Company or in its name, or by any other person, or in a criminal charge on which he was acquitted, in respect of an act performed by him by virtue of his being an officer of the
         Company.

         These provisions are specifically limited in their scope by the Companies Ordinance, which provides that a company may not indemnify an officer or director nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of the following: (a) a breach by the director or officer of his fiduciary duty unless he acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the director or officer of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences; (c) any act or omission done with the intent to derive an illegal personal benefit; or (d) any fine levied against the director or officer as a result of a criminal offense.

         (2) Under his employment agreement with the Company, Mr. Eldad Weiss is entitled to reimbursement for all legal expenses relating to the lawsuit filed by Mr. Eitan Zucker against the Company and Mr. Weiss, up to a maximum of $50,000. The Company has also agreed to consult with and receive the permission of Mr. Weiss prior to making any strategic decision in the defense strategy, change in legal representation and/or any settlement and/or appeal of the lawsuit.

ITEM     7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM     8.       EXHIBITS.

         4.1      Key Employee Plan (incorporated by reference to exhibit number
                  10.4 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926)

         4.2 May 1994 Stock Option Plan (incorporated by reference to exhibit number 10.5 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926)

         4.3 1994 General Stock Option Plan (incorporated by reference to exhibit number 10.6 to the Company's Registration Statement on Form F-1, as amended, File No. 333- 7926)

         4.4 1997 Stock Option Plan for Qualifying Israel Employees (incorporated by reference to exhibit 10.8 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926)

         4.5 1997 Executive Stock Option Plan (incorporated by reference to exhibit number 10.7 to the Company's Registration Statement on Form F-1, as amended, File No. 333- 7926)

         4.6 1997 Stock Option Plan for U.S. Employees (incorporated by reference to exhibit number 10.9 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926)

         5        Opinion of Efrati Galili & Co.

         23.1     Consent of Kost Levary & Forer

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of Blick Rothenberg

         23.4 Consent of Efrati Galili & Co. (contained in their opinion constituting Exhibit 5).

         24       Power of Attorney (included in signature page).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzlia, Israel on the 30 day of December, 1998.

                                       PARADIGM GEOPHYSICAL LTD.

                                       By: /s/Eldad Weiss
                                           Eldad Weiss
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eldad Weiss and Brian W. Berman, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                              Title                                Date
         ---------                              -----                                ----
/s/Jacob Dunietz                  Chairman of the Board                       December 30, 1998
--------------------------
Jacob Dunietz

/s/Eldad Weiss                    President, Chief Executive Officer          December 30, 1998
--------------------------        and Director
Eldad Weiss                       (Principal Executive Officer)


/s/Brian W. Berman                Chief Financial Officer                     December 30, 1998
--------------------------        (Principal Financial and Accounting
Brian W. Berman                   Officer)


/s/Ofer Nemirovsky                Director                                    December 30, 1998
--------------------------
Ofer Nemirovsky

/s/Samuel H. Schwartz             Director                                    December 30, 1998
--------------------------
Samuel H. Schwartz

/s/ Erel Margalit                 Director                                    December 30, 1998
--------------------------
Erel Margalit

/s/Elie Barr                      Director                                    December 30, 1998
--------------------------
Elie Barr

/s/Amos Nur                       Director                                    December 30, 1998
--------------------------
Amos Nur

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:
PARADIGM GEOPHYSICAL CORP.
By:   /s/Eldad Weiss
      --------------------------
Name:  Eldad Weiss
Title: Chief Executive Officer

INDEX TO EXHIBITS


      Exhibit
         No       Description
         --       -----------

         4.1      Key Employee Plan (incorporated by reference to exhibit number
                  10.4 to the Company's Registration Statement on Form F-1, as amended, File No. 333- 7926.)

         4.2 May 1994 Stock Option Plan (incorporated by reference to exhibit number 10.5 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926.)

         4.3 1994 General Stock Option Plan (incorporated by reference to exhibit number 10.6 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926.)

         4.4 1997 Stock Option Plan for Qualifying Israel Employees (incorporated by reference exhibit number 10.8 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926.)

         4.5 1997 Executive Stock Option Plan (incorporated by reference to exhibit number 10.7 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926.)

         4.6 1997 Stock Option Plan for U.S. Employees (incorporated by reference to exhibit number 10.9 to the Company's Registration Statement on Form F-1, as amended, File No. 333-7926.)

         5        Opinion of Efrati Galili & Co.

         23.1     Consent of Kost Levary & Forer

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of Blick Rothenberg

         23.4 Consent of Efrati Galili & Co. (contained in their opinion constituting Exhibit 5).

         24       Power of Attorney (included in signature page).